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                                                                  EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Concurrent Computer Corporation (the "Company") on Form S-8 and Form S-3 of our report dated August 12, 1996, on our audits of the consolidated financial statements of Concurrent Computer Corporation as of and for the year ended June 30, 1996 (not presented within the Company's Annual Report on Form 10K), the consolidated statements of operations, shareholders' equity (deficiency) and cash flows of the Company for the year ended June 30, 1995, and the financial statement schedules for the years ended June 30, 1996 and 1995, which report is included in the Company's Annual Report on Form 10-K.


                               /S/COOPERS  &  LYBRAND  L.L.P.
                               ------------------------------
                                  COOPERS  &  LYBRAND  L.L.P.


Parsippany,  New  Jersey
September  24,  1997